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                                  EXHIBIT 24.4
                                POWER OF ATTORNEY


        KNOW ALL BY THESE PRESENTS, that I, the undersigned, do hereby appoint Lionel Reilly, or Neal Soderquist, or either of them, attorney for me and in my name and on my behalf to sign the Annual Report on Form 10-K of PROFESSIONAL VETERINARY PRODUCTS, LTD. for the fiscal year ended July 31, 2000, to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 with respect to the registration of the common stock of Professional Veterinary Products, Ltd., and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as I could do if personally present.

        IN WITNESS WHEREOF, I have hereunto set my hand this 4th day of October, 2000.



                                                   /s/ Kenneth R. Liska



STATE OF NEBRASKA                           )
                                            )      ss.
COUNTY OF WAYNE                             )


        On this 4th day of October, 2000, before me, a Notary Public qualified for said County, personally came Kenneth R. Liska, known to me to be the identical person who signed the foregoing instrument and acknowledged the execution thereof to be his voluntary act and deed.




                                                   /s/ Corby A. Schweers
                                                   Notary Public

                                                   My commission expires:
                                                   March 9, 2003